Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares (together with its subsidiaries, the “Company,” “we,” “us,” or “our”), is the Company’s Conflict Minerals Report (“CMR”) for the reporting period January 1 to December 31, 2021 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. As American Depositary Shares representing the Company’s ordinary shares are listed on the New York Stock Exchange, it is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) relating to “Conflict Minerals.” Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (“SEC”) address the sourcing of tin, tantalum, tungsten, and gold (“3TG minerals”) necessary to the functionality or production of our products from the Democratic Republic of the Congo (“DRC”) and adjoining Covered Countries (as defined in Item 1.01 of the Form SD that accompanies this Report) which are known locations where armed groups mine and sell these minerals to finance civil violence. Both this Conflict Minerals Report and the Form SD are also available on the Company’s website at https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

The following is a description of the measures taken by the Company, a registrant, to exercise due diligence on the source and chain of custody of the subject minerals.

Section (1) Due Diligence:

The Company’s comprehensive Responsible Minerals Sourcing Program (“RMS Program”) includes a due diligence process that was designed to conform, and continues to conform, in all material respects, to the criteria set forth in the internationally recognized Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.	Establish strong company management systems

a.	As part of our on-going self-assessment, we updated the previous policy to reflect our continued commitment to the responsible sourcing of minerals and our integration of compliance with the EU Regulation[1] into our overall RMS Program. The Company’s Responsible Minerals Sourcing Policy is publicly available at https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain.

b.	The Company structured internal management to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations and establishing a cross-functional Responsible Minerals Sourcing team (“the Team”). The primary and secondary contributors on the Team were designated and notified of their responsibilities. As part of the Company’s annual program review process, the Team conducted a virtual workshop to identify areas for improvement. Training was provided during the workshop and an RMS Program-specific process and procedure document was created for, and is available to, all relevant personnel.

c.	The Company continued to utilize a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform (“iPCMP”) developed by our consultant, iPoint, Inc., to monitor all relevant data.

d.	In 2021, the Company continued to strengthen and improve supplier engagement over previous years by providing resources to its suppliers and by updating the training provided to suppliers. The Company also provided feedback and engagement recommendations to suppliers that declared potential smelters or refiners (“SORs”) in their supply chains.

1 Regulation (EU) 2017/821 of the European Parliament and of the Council of 17 May 2017 laying down supply chain due diligence obligations for Union importers of tin, tantalum and tungsten, their ores, and gold originating from conflict-affected and high-risk areas

Furthermore, the Company maintains a Supplier Code of Conduct to complement its Responsible Minerals Sourcing Policy.

e.	The Company maintains a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com, also accessible via https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain.

2.	Identify and assess risk in the supply chain

a.	The Company identified risk in the supply chain by first identifying each relevant manufacturing facility, globally. A Subject Matter Expert (“SME”) was identified for each facility to be the primary internal personnel with the highest degree of familiarity with the materials, products, and processes for each corresponding facility. In collaboration with the SMEs, the Team then identified the relevant materials that may contain conflict minerals. The Team reviewed the Company’s product portfolio and identified the products that may contain the previously identified materials, and as a result identified the products manufactured or contracted to manufacture with the potential for being at-risk of containing conflict minerals. After identification of the potentially at-risk products, the SMEs referenced their own supplier and/or procurement data, in addition to their existing expertise with that specific supply chain, and were able to determine the applicable suppliers with whom the Reasonable Country of Origin (“RCOI”) and corresponding due diligence were to be conducted.

b.	The addition of the SMEs’ knowledge and expertise into the risk identification process enabled the Company to focus its resources on suppliers that represented the highest risk of potentially including conflict minerals in the products that we purchased from them during the relevant time period.

c.	Following the initial identification of potentially at-risk suppliers, the Company began its RCOI process.

d.	For a supplier to be considered at-risk during the RCOI process, they were either non-compliant or provided SOR data that indicated potential risk. At-risk suppliers were then escalated to the Team for further review and due diligence on an individual supplier basis. The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving and ongoing process.

3.	Design and implement a strategy to respond to risks

a.	The Team communicates with management, on a yearly basis, any material risk that may be in the supply chain, in addition to ad-hoc meetings to review program progress.

b.	The Company devised and implemented a 3-step risk-management strategy. The first step involved a review of the returned RCOI data from the relevant suppliers. Then, if needed, due diligence was conducted with the corresponding supplier(s). Following due diligence, an evaluation of the supplier for compliance was conducted. In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with our policy or did not meet our expectations.

c.	As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel.

d.	The Team was able to identify, monitor and track performance of their risk mitigation efforts and included that information in the meetings with management utilizing iPCMP for identification, monitoring and tracking performance.

e.	Risk mitigation processes remain in place and are communicated to both the relevant Company personnel as well as suppliers. As a member of the Responsible Minerals Initiative (“RMI”) our risk mitigation processes related to facilities that smelt, refine and/or process the subject raw materials also remain in place and are consistently reviewed, as contemplated by the Responsible Minerals Assurance Process of the RMI.

4.	Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing

a.	As noted above the Company is a member of the RMI. The RMI conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.	Report on supply chain due diligence

a.	The Company reports annually to the SEC by furnishing a Conflict Minerals Report with Form SD.

b.	The Company makes its Form SD and Conflict Minerals Report publicly available on the SEC website and the Company’s website at https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

Steps taken and being taken to mitigate risk:

The Company has taken a number of steps to (i) mitigate the risk that its necessary conflict minerals benefit armed groups in the DRC and/or Covered Countries and (ii) to improve its due diligence. Those steps include:

•	Continuing to provide free, educational training to our suppliers and the relevant personnel at the Company

•	Creating and maintaining RMS Program-specific process and procedure documentation for relevant personnel

•	Focusing on a cross-functional, holistic approach to updating the Program and its Policy to reflect the Company’s commitment to responsible sourcing of minerals

•	Focus of resources on risk-based due diligence, as discussed in the OECD Due Diligence Guidance

Additional information regarding environmental, social and governance topics can be found in the “Non-Financial Group Report” section of our 2021 annual report at

https://www.freseniusmedicalcare.com/en/media/multimedia/publications/annual-reports

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1) Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

•	Dialysis products, including hemodialysis machines and peritoneal dialysis cyclers.

•	Non-dialysis products, including water filtration units.

“The Conflict Minerals Rule requires a Conflict Minerals Report to include description of a registrant's products that have not been found to be “DRC conflict free.” However, under the guidance referred to under “(2), Product Determination” below, we are not required to describe any of our products as having “not been found to be DRC Conflict Free. Accordingly, we have not included a description of our products in this Conflict Minerals Report. Information regarding our dialysis and non-dialysis products may be found in “Item 4. Information on the Company – B. Business overview – Dialysis Products” of our Annual Report on Form 20-F for the year ended December 31, 2021 (our “2021 Form 20F”). This reference to our 2021 Form 20-F is included for general information only and our 2021 Form 20-F is not incorporated by reference to this Report.”

(2) Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” In addition, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this report is not applicable.

Results of our RCOI and Due Diligence Measures:

Table 1 reflects our RCOI and due diligence for tantalum, tin and tungsten. Table 2 reflects our RCOI and due diligence for gold. The countries listed in the tables are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified in our 2021 Form 20-F referred to above under “Product Description,” according to the country of origin information available to us as RMI members.

The smelters and refiners as defined by the SEC Final Ruling section II(A)(3) declared by our supply chain can be found in Table 3.

Table 1

Tantalum		Tin		Tungsten
Brazil	Malaysia	Australia	Peru	Australia	Nigeria
Australia	Mozambique	Bolivia	Portugal	Austria	Peru
Bolivia	Myanmar	Brazil	Russia	Bolivia	Philippines
Brazil	Namibia	Burundi	Rwanda	Brazil	Portugal
Burundi	Nigeria	China	South Korea	Burundi	Russia
China	Russia	Colombia	Spain	China	Rwanda
Colombia	Rwanda	Dem. Rep. of Congo	Taiwan	Colombia	Spain
Dem. Rep. of Congo	Sierra Leone	Germany	Thailand	Dem. Rep. of Congo	Thailand
Ethiopia	Spain	Indonesia	Uganda	Kazakhstan	Uganda
France	Thailand	Laos	United Kingdom	Kyrgyzstan	United Kingdom
Germany	Uganda	Malaysia	USA	Malaysia	USA
India	USA	Mongolia	Venezuela	Mexico	Uzbekistan
Madagascar	Zimbabwe	Myanmar	Vietnam	Mongolia	Vietnam
		Nigeria		Myanmar	Zimbabwe

Table 2

Gold
Argentina	Egypt	Mali	Senegal
Armenia	Eritrea	Mauritania	Sierra Leone
Australia	Ethiopia	Mexico	Slovakia
Azerbaijan	Fiji	Mongolia	South Africa
Benin	Finland	Morocco	South Korea
Bolivia	French Guiana	Mozambique	Spain
Botswana	Germany	Namibia	Sudan
Brazil	Ghana	New Zealand	Suriname
Burkina Faso	Guatemala	Nicaragua	Swaziland
Canada	Guinea	Niger	Sweden
Chile	Guyana	Oman	Tanzania
China	Honduras	Panama	Thailand
Colombia	Indonesia	Papua New Guinea	Turkey
Côte d'Ivoire	Japan	Peru	Uganda
Cuba	Kazakhstan	Philippines	USA
Dominican Republic	Kenya	Russia	Uzbekistan
Dem. Rep. of Congo	Laos	Rwanda	Zambia
Ecuador	Liberia	Saudi Arabia

Table 3

Alias	Metal	Smelter ID
8853 S.p.A.	Gold	CID002763
A.L.M.T. Corp.	Tungsten	CID000004
ACL Metais Eireli	Tungsten	CID002833
Advanced Chemical Company	Gold	CID000015
Agosi AG	Gold	CID000035
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Al Etihad Gold Refinery DMCC	Gold	CID002560
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
Alpha	Tin	CID000292
AMG Brasil	Tantalum	CID001076
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asahi Refining Canada Ltd.	Gold	CID000924
Asahi Refining USA Inc.	Gold	CID000920
Asaka Riken Co., Ltd.	Gold	CID000090
Asaka Riken Co., Ltd.	Tantalum	CID000092
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
Aurubis AG	Gold	CID000113
Bangalore Refinery	Gold	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Cendres + Metaux S.A.	Gold	CID000189
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CID003190
Chimet S.p.A.	Gold	CID000233
China Molybdenum Tungsten Co., Ltd.	Tungsten	CID002641
China Tin Group Co., Ltd.	Tin	CID001070
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Chugai Mining	Gold	CID000264
CRM Synergies	Tin	CID003524
Cronimet Brasil Ltda	Tungsten	CID003468
D Block Metals, LLC	Tantalum	CID002504
DODUCO Contacts and Refining GmbH	Gold	CID000362
Dowa	Gold	CID000401
Dowa	Tin	CID000402
DSC (Do Sung Corporation)	Gold	CID000359
Eco-System Recycling Co., Ltd. East Plant	Gold	CID000425
Eco-System Recycling Co., Ltd. North Plant	Gold	CID003424
Eco-System Recycling Co., Ltd. West Plant	Gold	CID003425

EM Vinto	Tin	CID000438
Emirates Gold DMCC	Gold	CID002561
Estanho de Rondonia S.A.	Tin	CID000448
F&X Electro-Materials Ltd.	Tantalum	CID000460
Fabrica Auricchio Industria e Comercio Ltda.	Tin	CID003582
Fenix Metals	Tin	CID000468
FIR Metals & Resource Ltd.	Tantalum	CID002505
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CID003401
Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CID003609
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CID002645
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Geib Refining Corporation	Gold	CID002459
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CID000555
Global Advanced Metals Aizu	Tantalum	CID002558
Global Advanced Metals Boyertown	Tantalum	CID002557
Global Tungsten & Powders Corp.	Tungsten	CID000568
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CID002243
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CID003116
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CID000291
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
H.C. Starck Tungsten GmbH	Tungsten	CID002541
Heimerle + Meule GmbH	Gold	CID000694
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
Heraeus Germany GmbH Co. KG	Gold	CID000711
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Hubei Green Tungsten Co., Ltd.	Tungsten	CID003417
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CID002513
Hydrometallurg, JSC	Tungsten	CID002649
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Italpreziosi	Gold	CID002765
Japan Mint	Gold	CID000823
Japan New Metals Co., Ltd.	Tungsten	CID000825

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Jiangxi Copper Co., Ltd.	Gold	CID000855
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Jiangxi New Nanshan Technology Ltd.	Tin	CID001231
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
JSC "Kirovgrad Hard Alloys Plant"	Tungsten	CID003408
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
KEMET de Mexico	Tantalum	CID002539
Kennametal Fallon	Tungsten	CID000966
Kennametal Huntsville	Tungsten	CID000105
Kennecott Utah Copper LLC	Gold	CID000969
KGETS Co., Ltd.	Tungsten	CID003388
KGHM Polska Miedz Spolka Akcyjna	Gold	CID002511
Kojima Chemicals Co., Ltd.	Gold	CID000981
Korea Zinc Co., Ltd.	Gold	CID002605
Lianyou Metals Co., Ltd.	Tungsten	CID003407
L'Orfebre S.A.	Gold	CID002762
LS-NIKKO Copper Inc.	Gold	CID001078
LT Metal Ltd.	Gold	CID000689
Luna Smelter, Ltd.	Tin	CID003387
Ma'anshan Weitai Tin Co., Ltd.	Tin	CID003379
Magnu's Minerais Metais e Ligas Ltda.	Tin	CID002468
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Marsam Metals	Gold	CID002606
Masan High-Tech Materials	Tungsten	CID002543
Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119
Meta Materials	Tantalum	CID002847
Metal Concentrators SA (Pty) Ltd.	Gold	CID003575
Metallic Resources, Inc.	Tin	CID001142
Metallo Belgium N.V.	Tin	CID002773
Metallo Spain S.L.U.	Tin	CID002774
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149

Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	CID001161
Mineracao Taboca S.A.	Tin	CID001173
Mineracao Taboca S.A.	Tantalum	CID001175
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Gold	CID001188
Mitsubishi Materials Corporation	Tin	CID001191
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
Moliren Ltd.	Tungsten	CID002845
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Navoi Mining and Metallurgical Combinat	Gold	CID001236
NH Recytech Company	Gold	CID003189
Niagara Refining LLC	Tungsten	CID002589
Nihon Material Co., Ltd.	Gold	CID001259
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
Novosibirsk Processing Plant Ltd.	Tin	CID001305
NPM Silmet AS	Tantalum	CID001200
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
Operaciones Metalurgicas S.A.	Tin	CID001337
PAMP S.A.	Gold	CID001352
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
Planta Recuperadora de Metales SpA	Gold	CID002919
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PT Artha Cipta Langgeng	Tin	CID001399
PT ATD Makmur Mandiri Jaya	Tin	CID002503
PT Babel Inti Perkasa	Tin	CID001402
PT Babel Surya Alam Lestari	Tin	CID001406
PT Bangka Serumpun	Tin	CID003205
PT Bukit Timah	Tin	CID001428
PT Cipta Persada Mulia	Tin	CID002696
PT Menara Cipta Mulia	Tin	CID002835
PT Mitra Stania Prima	Tin	CID001453
PT Prima Timah Utama	Tin	CID001458
PT Rajawali Rimba Perkasa	Tin	CID003381
PT Rajehan Ariq	Tin	CID002593

PT Refined Bangka Tin	Tin	CID001460
PT Sariwiguna Binasentosa	Tin	CID001463
PT Stanindo Inti Perkasa	Tin	CID001468
PT Timah Tbk Kundur	Tin	CID001477
PT Timah Tbk Mentok	Tin	CID001482
PT Tinindo Inter Nusa	Tin	CID001490
PX Precinox S.A.	Gold	CID001498
QuantumClean	Tantalum	CID001508
Rand Refinery (Pty) Ltd.	Gold	CID001512
REMONDIS PMR B.V.	Gold	CID002582
Resind Industria e Comercio Ltda.	Tin	CID002706
Resind Industria e Comercio Ltda.	Tantalum	CID002707
RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CID003583
Royal Canadian Mint	Gold	CID001534
Rui Da Hung	Tin	CID001539
SAAMP	Gold	CID002761
Safimet S.p.A	Gold	CID002973
Samduck Precious Metals	Gold	CID001555
SEMPSA Joyeria Plateria S.A.	Gold	CID001585
Shandong Gold Smelting Co., Ltd.	Gold	CID001916
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
Singway Technology Co., Ltd.	Gold	CID002516
Soft Metais Ltda.	Tin	CID001758
Solar Applied Materials Technology Corp.	Gold	CID001761
Solikamsk Magnesium Works OAO	Tantalum	CID001769
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
SungEel HiMetal Co., Ltd.	Gold	CID002918
T.C.A S.p.A	Gold	CID002580
Taki Chemical Co., Ltd.	Tantalum	CID001869
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
TANIOBIS Co., Ltd.	Tantalum	CID002544
TANIOBIS GmbH	Tantalum	CID002545
TANIOBIS Japan Co., Ltd.	Tantalum	CID002549
TANIOBIS Smelting GmbH & Co. KG	Tungsten	CID002542
TANIOBIS Smelting GmbH & Co. KG	Tantalum	CID002550
Telex Metals	Tantalum	CID001891
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	CID002834
Thaisarco	Tin	CID001898
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CID002180
Tin Technology & Refining	Tin	CID003325
Tokuriki Honten Co., Ltd.	Gold	CID001938
TOO Tau-Ken-Altyn	Gold	CID002615

Torecom	Gold	CID001955
Ulba Metallurgical Plant JSC	Tantalum	CID001969
Umicore Precious Metals Thailand	Gold	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
Unecha Refractory metals plant	Tungsten	CID002724
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	CID002030
White Solder Metalurgia e Mineracao Ltda.	Tin	CID002036
WIELAND Edelmetalle GmbH	Gold	CID002778
Wolfram Bergbau und Hutten AG	Tungsten	CID002044
Woltech Korea Co., Ltd.	Tungsten	CID002843
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CID000616
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CID002508
Yamakin Co., Ltd.	Gold	CID002100
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CID001522
Yokohama Metal Co., Ltd.	Gold	CID002129
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CID002158
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224